Exhibit 99(a)

Windstream reports fourth-quarter earnings results

•	Generated $379 million in net cash from operations

•	Produced $288 million in free cash flow – a 14 percent increase year-over-year – and $823 million in free cash flow for 2009 – an 8 percent increase from a year ago

•	Reduced dividend payout ratio of free cash flow to 53 percent for the year – the lowest rate since company’s formation

•	Added more than 27,000 new high-speed Internet customers and about 10,000 new digital TV customers

•	Delivered second consecutive quarter of decelerating access line loss with 4.8 percent decline year-over-year

Release date: Feb. 18, 2010

LITTLE ROCK, Ark. – Windstream Corporation (NASDAQ: WIN) today reported fourth-quarter and full-year results highlighted by strong free cash flow growth and the lowest dividend payout ratio of free cash flow since the company was formed in 2006.

Free cash flow, defined as net cash provided from operations minus capital expenditures, was $288 million for the quarter and $823 million for the year, an increase of almost $60 million year-over-year, largely due to expense management initiatives and lower cash taxes. Windstream returned approximately $560 million, or 68 percent of its free cash flow, to shareholders in the form of dividends and share repurchases in 2009. The company’s dividend payout ratio of free cash flow was 53 percent for the year, the lowest rate in the company’s history.

“I am very pleased with our performance for the quarter and all of 2009,” said Jeff Gardner, Windstream president and CEO. “We significantly improved the company’s strategic and competitive positions through very targeted acquisitions that will help us sustain revenue and cash flow over time. We also reduced our credit market risk by raising the capital needed to fund our announced acquisitions and extending the vast majority of our bank debt maturities.

“In spite of a tough economy, we improved key operating metrics and achieve our financial guidance for the year in two very important areas. We also further lowered our dividend payout ratio of free cash flow to enhance the sustainability of our dividend, which is so important to the total return to our stockholders,” Gardner said.

Windstream’s fourth-quarter results under Generally Accepted Accounting Principles (GAAP) include the following items, which lowered earnings per share by roughly 8 cents:

•	$15 million in after-tax non-cash pension expense;

•	$12 million in after-tax merger and integration costs;

•	$5 million in after-tax non-cash amortization expense of franchise rights; and

•	$1 million in after-tax restructuring charges.

Fourth-quarter financial results:

Under GAAP:

•	Revenues were $754 million, a 3 percent decrease from a year ago.

•	Operating income was $235 million, a decrease of 15 percent year-over-year.

•	Net income was $76 million, a 7 percent decrease from a year ago, or 17 cents of diluted earnings per share.

•	Net cash provided from operations was $379 million, an 8 percent increase year-over-year.

•	Average service revenue per customer per month was $83.21, a 3 percent increase from a year ago.

•	Capital expenditures were $91 million, a 7 percent decrease year-over-year.

Operating income before depreciation and amortization, excluding merger and integration costs and restructuring charges and including results from D&E and Lexcom from the dates that they were acquired in the quarter, was $395 million.

Under pro forma results from current businesses, which include D&E and Lexcom results for the entire fourth quarter:

•	Revenues were $778 million, a 4 percent decrease from a year ago.

•	Operating income before depreciation and amortization (OIBDA) was $404 million, a 4 percent decrease year-over-year.

•	Adjusted OIBDA, which removes the impact of restructuring charges, pension and restricted stock expense, was $433 million, essentially the same as a year ago.

•	Operating income was $260 million, a 10 percent decrease from a year ago.

•	Average service revenue per customer per month was $82.31, a 2 percent increase from a year ago.

•	Capital expenditures were $93 million, an 11 percent decrease year-over-year.

Full-year 2009 financial results:

Under GAAP:

•	Revenues were $2.997 billion, a 6 percent decrease from a year ago.

•	Operating income was $957 million, a 15 percent decrease year-over-year.

•	Net income was $335 million, a 19 percent decrease from a year ago, or 76 cents of diluted earnings per share.

•	Net cash provided from operations was $1.12 billion, a 4 percent increase year-over-year.

•	Average service revenue per customer per month was $81.27, a 1 percent increase from a year ago.

•	Capital expenditures were $298 million, a 6 percent decrease from a year ago.

Under pro forma results from current businesses, which include D&E and Lexcom results for the entire year:

•	Revenues were $3.121 billion, a 5 percent decrease from a year ago.

•	OIBDA was $1.591 billion, an 8 percent decrease year-over-year.

•	Adjusted OIBDA was 1.711 billion, a 2 percent decrease from a year ago.

•	Operating income was $1.016 billion, a 14 percent decrease from a year ago.

•	Average service revenue per customer per month was $81.46, a 1 percent increase year-over-year.

•	Capital expenditures were $318 million, an 8 percent decrease from a year ago.

Windstream ended the year with $1.1 billion in cash and cash equivalents.

Fourth-quarter pro forma operating results:

Windstream added more than 27,000 new high-speed Internet customers during the fourth quarter, bringing its total customer base to approximately 1,132,000 – an increase of 10 percent year-over-year. Overall broadband penetration is now 37 percent of total access lines and 55 percent of primary residential lines.

Windstream added approximately 10,000 digital TV customers in the quarter, bringing its total customer base to approximately 369,000, or 20 percent penetration of primary residential lines.

Total access lines declined by approximately 35,000, or 4.8 percent year-over-year – the lowest percentage change in the last five quarters. Total lines at the end of the year were 3.03 million.

Share repurchase plan:

Windstream repurchased 7.8 million shares for $78 million in the fourth quarter as previously reported under a $400 million share repurchase plan authorized by the board of directors in February 2008. Windstream repurchased a total of 29 million shares for $322 million under the share repurchase authorization, which expired at the end of 2009. With dividends and share repurchases, Windstream returned almost $560 million, or 68 percent of free cash flow, to shareholders in 2009.

Financial outlook for 2010

Windstream issued the following pro forma financial guidance for 2010, which includes a full year for NuVox:

2009 Pro Forma Results(a)		2010 Guidance Range	% Change
Revenue	$3.686 billion	$3.540 billion - $3.685 billion	(4%) – 0%
OIBDA (b)	$1.705 billion	$1.693 billion - $1.768 billion	(1%) – 4%
Adjusted OIBDA (c)	$1.826 billion	$1.770 billion - $1.845 billion	(3%) – 1%
Capex	$386 million	$360 million - $390 million

(a)	Includes results for NuVox for full year

(b)	Guidance range includes expected non-cash pension expense and restricted stock expense
(c)	Guidance range excludes expected non-cash pension expense and restricted stock expense

Windstream expects to incur roughly $63 million in non-cash pension expense and about $14 million in restricted stock expense that will not affect free cash flow in 2010. Based on preliminary estimates, the company does not expect to be required to make any cash contribution to the pension plan in 2010.

The guidance assumes net cash interest of approximately $495 million and cash taxes of $195 million to $225 million for 2010.

The company expects to generate $690 million to $765 million in free cash flow in 2010, resulting in a dividend payout ratio between 59 percent and 65 percent.

“I think we are positioned well for a successful 2010 given our four recent acquisitions and related synergy benefits and the progress we are making transforming the company to pursue growth opportunities in broadband and the business customer segment,” Gardner said.

Conference call

Windstream will hold a conference call at 7:30 a.m. CST today to review the company’s fourth-quarter earnings results.

To access the call:

Interested parties can access the call by dialing 1-866-900-4729, conference ID 50897183, ten minutes prior to the start time.

To access the call replay:

A replay of the call will be available beginning at 9:30 a.m. CST today and ending at midnight CDT on March 18. The replay can be accessed by dialing 1-800-642-1687, conference ID 50897183.

Webcast information:

The conference call also will be streamed live over the company’s Web site at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the Web site beginning at 10:30 a.m. CST today.

About Windstream

Windstream Corporation is an S&P 500 company with about $3.7 billion in annual revenues. Windstream provides phone, high-speed Internet and high-definition digital TV services to customers in 21 states. The company also offers a wide range of IP-based voice and data services and advanced phone systems and equipment to businesses and government agencies. For more information about Windstream, visit www.windstream.com.

Pro forma results from current businesses adjusts results of operations under GAAP to include the acquisitions of D&E Communications, Inc. and Lexcom, Inc. and to exclude the results of the disposed out-of-territory product distribution operations, all merger and integration costs related to strategic transactions and the impairment charge recognized on assets held for sale. A reconciliation of pro forma results from current businesses to the comparable GAAP measures is available on the company’s web site at www.windstream.com/investors.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, our financial outlook for 2010; our expectation of no pension contribution in 2010, expected synergies and other benefits from completed and pending acquisitions, expected amount of cash taxes and net cash interest and forecasted capital expenditure amounts. These and other forward-looking statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;

•	the extent, timing and overall effects of competition in the communications business;

•	continued access line loss;

•	the impact of new, emerging or competing technologies;

•	the adoption of inter-carrier compensation and/or universal service reform proposals by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream;

•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;

•	unexpected adverse results related to our data center migration;

•

for our competitive local exchange carrier (“CLEC”) operations, adverse effects on the availability, quality of service and price of facilities and services provided by other incumbent local exchange carriers on which our CLEC services depend;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	unexpected results of litigation;

•	unexpected rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;

•	the effects of work stoppages;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	earnings on pension plan investments significantly below our expected long term rate of return for plan assets; and

•	those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended Dec. 31, 2008, and in subsequent filings with the Securities and Exchange Commission.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Relations Contact:

David Avery, 501-748-5876

David.avery@windstream.com

Investor Relations Contacts:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com

WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME-Page 1

(In millions, except per share amounts)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
	December 31, 2009	(G) December 31, 2008	Increase (Decrease) Amount	%	December 31, 2009	(G) December 31, 2008	Increase (Decrease) Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$732.6	$734.2	$(1.6)	—	$2,872.8	$2,988.9	$(116.1)	(4)
Product sales	21.8	43.3	(21.5)	(50)	123.8	182.6	(58.8)	(32)

Total revenues and sales	754.4	777.5	(23.1)	(3)	2,996.6	3,171.5	(174.9)	(6)

Costs and expenses:
Cost of services	252.9	245.2	7.7	3	1,006.8	1,005.4	1.4	—
Cost of products sold	17.6	41.8	(24.2)	(58)	107.5	169.8	(62.3)	(37)
Selling, general, administrative and other	89.0	83.5	5.5	7	356.0	350.0	6.0	2
Depreciation and amortization	138.7	124.0	14.7	12	537.8	492.7	45.1	9
Restructuring charges	1.8	6.4	(4.6)	(72)	9.3	8.5	0.8	9
Merger and integration costs	19.9	—	19.9	100	22.3	6.2	16.1	260
Impairment loss on assets held for sale (A)	—	—	—	—	—	6.5	(6.5)	(100)

Total costs and expenses	519.9	500.9	19.0	4	2,039.7	2,039.1	0.6	—

Operating income	234.5	276.6	(42.1)	(15)	956.9	1,132.4	(175.5)	(15)
Other income, net	(0.3)	(7.0)	6.7	96	(1.1)	2.1	(3.2)	(152)
Interest expense	(115.2)	(104.5)	10.7	10	(410.2)	(416.4)	(6.2)	(1)

Income from continuing operations before income taxes	119.0	165.1	(46.1)	(28)	545.6	718.1	(172.5)	(24)
Income taxes	43.5	74.2	(30.7)	(41)	211.1	283.2	(72.1)	(25)

Income from continuing operations	75.5	90.9	(15.4)	(17)	334.5	434.9	(100.4)	(23)
Discontinued operations, net of tax (B)	—	(9.8)	9.8	(100)	—	(22.2)	22.2	100

Net Income	$75.5	$81.1	$(5.6)	(7)	$334.5	$412.7	$(78.2)	(19)

Weighted average common shares	430.0	436.1	(6.1)	(1)	432.9	440.7	(7.8)	(2)
Earnings per share:
Basic and diluted earnings per share (C):
Income from continuing operations	$.17	$.21	$(.04)	(19)	$.76	$.98	$(.22)	(22)
Loss from discontinued operations	—	(.02)	.02	100	—	(.05)	.05	100

Net Income	$.17	$.19	$(.02)	(11)	$.76	$.93	$(.17)	(18)
PRO FORMA RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (D):
Revenues and sales	$777.8	$808.0	$(30.2)	(4)	$3,121.3	$3,289.2	$(167.9)	(5)
OIBDA (E)	$404.1	$422.4	$(18.3)	(4)	$1,591.3	$1,722.3	$(131.0)	(8)
Adjusted OIBDA (F)	$433.3	$433.7	$(0.4)	(0)	$1,710.7	$1,751.2	$(40.5)	(2)

(A)	During 2008, the Company recognized a non-cash impairment charge to adjust the carrying value of its wireless spectrum holdings classified as acquired assets held for sale to its fair market value.
(B)	In the fourth quarter of 2008, Windstream completed the sale of its wireless business to AT&T Mobility II, LLC. Accordingly, we have presented the operating results of the wireless business as discontinued operations.
(C)	Effective January 1, 2009, the Company adopted the revised authoritative guidance regarding participating shares for calculating earnings per share, and commensurate therewith, has retrospectively adjusted prior period earnings per share data, the impact of which was immaterial.
(D)	Pro forma results from current businesses adjusts results of operations under GAAP to include the acquisitions of D&E Communications, Inc. (“D&E”) and Lexcom Inc. (“Lexcom”), and to exclude the results of the disposed out of territory product distribution operations, all merger and integration costs related to strategic transactions and the impairment charge recognized on assets held for sale. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales and Operating Income Under GAAP to Pro Forma Revenues and Sales and Pro Forma Adjusted OIBDA from Current Businesses.
(E)	OIBDA is operating income before depreciation and amortization.
(F)	Adjusted OIBDA is OIBDA, adjusted to remove the impacts of restructuring charges, pension and restricted stock expense. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales and Operating Income Under GAAP to Pro Forma Revenues and Sales and Pro Forma Adjusted OIBDA from Current Businesses.
(G)	In the first quarter of 2009, the Company reorganized its operations to integrate the sales and administrative functions of the product distribution segment into its wireline operations. As a result of this change, the chief operating decision maker no longer reviews the financial statements of the product distribution operations on a stand alone basis, and the Company operates as a single reporting segment. Segment results of operations have been retrospectively adjusted to reflect a single segment presentation for all periods presented. Additionally, certain amounts previously reported have been reclassified to conform to the current year presentation of the consolidated financial statements. These changes and reclassifications did not impact operating or net income.

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WINDSTREAM CORPORATION

UNAUDITED SUPPLEMENTAL OPERATING INFORMATION-Page 2

(Dollars in millions, except per customer amounts; access lines and customers in thousands)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
	December 31, 2009	(A) December 31, 2008	Increase (Decrease) Amount	%	December 31, 2009	(A) December 31, 2008	Increase (Decrease) Amount	%
UNDER GAAP:
Access lines (B)	3,030.5	3,006.8	23.7	1
Net access line additions (losses):
Internal	(32.7)	(47.7)	15.0	31	(143.2)	(164.5)	21.3	13
Acquired	166.9	—	166.9	100	166.9	—	166.9	100

Net access line additions (losses)	134.2	(47.7)	181.9	381	23.7	(164.5)	188.2	114

High-speed Internet customers	1,132.1	978.8	153.3	16
Net high-speed Internet additions:
Internal	27.2	16.2	11.0	68	98.9	107.4	(8.5)	(8)
Acquired	54.4	—	54.4	100	54.4	—	54.4	100

Net high-speed Internet additions	81.6	16.2	65.4	404	153.3	107.4	45.9	43

Digital television customers (B)	369.4	297.0	72.4	24
Net digital television additions:
Internal	9.9	19.4	(9.5)	(49)	51.7	69.6	(17.9)	(26)
Acquired	20.7	—	20.7	100	20.7	—	20.7	100

Net digital television additions	30.6	19.4	11.2	58	72.4	69.6	2.8	4

Service revenues	$732.6	$734.2	$(1.6)	—	$2,872.8	$2,988.9	$(116.1)	(4)
Average access lines	2,934.6	3,038.1	(103.5)	(3)	2,945.6	3,093.2	(147.6)	(5)
Average service revenue per customer per month (C)	$83.21	$80.55	$2.66	3	$81.27	$80.52	$.75	1

Capital expenditures	$91.3	$98.0	$6.7	7	$298.1	$317.5	$(19.4)	(6)

FROM PRO FORMA RESULTS (D):
Access lines	3,030.5	3,183.6	(153.1)	(5)
Net access line (losses)	(35.1)	(51.0)	(15.9)	(31)	(153.1)	(173.9)	(20.8)	(12)
High-speed Internet customers	1,132.1	1,029.8	102.3	10
Net high-speed Internet additions	27.5	17.5	10.0	57	102.3	112.9	(10.6)	(9)
Digital television customers	369.4	317.0	52.4	17
Net digital television additions	9.9	19.6	(9.7)	(49)	52.4	70.2	(17.8)	(25)

Service revenues	$755.8	$782.0	$(26.2)	(3)	$3,034.8	$3,180.8	$(146.0)	(5)
Average access lines	3,060.7	3,221.4	(160.7)	(5)	3,104.5	3,276.8	(172.3)	(5)
Average service revenue per customer per month (C)	$82.31	$80.92	$1.39	2	$81.46	$80.89	$.57	1

Capital expenditures	$92.7	$104.4	$(11.7)	(11)	$318.2	$346.3	$(28.1)	(8)

(A)	In the first quarter of 2009, the Company reorganized its operations to integrate the sales and administrative functions of the product distribution segment into its wireline operations. As a result of this change, the chief operating decision maker no longer reviews the financial statements of the product distribution operations on a stand alone basis, and the Company operates as a single reporting segment. Segment results of operations have been retrospectively adjusted to reflect a single segment presentation for all periods presented. Additionally, certain amounts previously reported have been reclassified to conform to the current year presentation of the consolidated financial statements. These changes and reclassifications did not impact operating or net income.
(B)	As part of the integration of D&E and Lexcom, the Company reviewed and updated its methodology for counting and reporting certain key customer metrics. As a result, the Company began reporting digital television customers as a key customer metric, which combines the Company’s digital satellite television customers counts with its cable television customer counts. Commensurate with this change, cable television customers were removed from the Company’s access line counts where they were historically reported. These changes have been retrospectively applied to all periods presented.
(C)	Average service revenue per customer per month is calculated by dividing monthly average service revenues by average access lines in service for the period.
(D)	Pro forma results from current businesses adjusts results of operations under GAAP for the effects of the acquisition of D&E and Lexcom. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales and Operating Income Under GAAP to Pro Forma Revenues and Sales and Pro Forma Adjusted OIBDA from Current Businesses.

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP-Page 3

(In millions)

ASSETS

	December 31, 2009	December 31, 2008
CURRENT ASSETS:
Cash and cash equivalents	$1,062.9	$296.6

Accounts receivable (less allowance for doubtful accounts of $18.5 and $16.3, respectively)	291.7	316.6
Inventories	26.1	30.8
Deferred income taxes	21.7	30.8

Prepaid expenses and other	53.6	33.9

Total current assets	1,456.0	708.7

Goodwill	2,344.4	2,198.2
Other intangibles, net	1,253.3	1,132.2
Net property, plant and equipment	3,992.6	3,897.1
Other assets	99.1	73.1

TOTAL ASSETS	$9,145.4	$8,009.3

LIABILITIES AND SHAREHOLDERS’ EQUITY

	December 31, 2009	December 31, 2008
CURRENT LIABILITIES:
Current maturities of long-term debt	$23.8	$24.3
Current portion of interest rate swaps	45.8	40.5
Accounts payable	158.5	134.0
Advance payments and customer deposits	95.2	94.0
Accrued dividends	109.2	109.9
Accrued taxes	60.6	48.0
Accrued interest	156.0	138.4
Other current liabilities	60.2	76.2

Total current liabilities	709.3	665.3

Long-term debt	6,271.4	5,358.2
Deferred income taxes	1,372.0	1,070.6
Other liabilities	532.0	662.9

Total liabilities	8,884.7	7,757.0

SHAREHOLDERS’ EQUITY:
Common stock	—	—
Additional paid-in capital	83.6	101.5
Accumulated other comprehensive loss	(208.3)	(336.6)
Retained earnings	385.4	487.4

Total shareholders’ equity	260.7	252.3

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,145.4	$8,009.3

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP-Page 4

(In millions)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Cash Provided from Operations:
Net income	$75.5	$81.1	$334.5	$412.7
Adjustments to reconcile net income to net cash provided from operations:
Loss on sale of wireless business	—	4.9	—	21.3
Depreciation and amortization	138.7	123.6	537.8	494.5
Provision for doubtful accounts	11.6	13.6	44.0	38.7
Stock-based compensation expense	3.1	4.6	17.4	18.1
Pension and post retirement benefits expense	24.3	1.6	97.1	13.9
Deferred taxes	4.4	35.7	96.8	110.0
Other, net	1.8	9.3	6.0	18.1
Changes in operating assets and liabilities, net:
Accounts receivable	7.1	2.8	(3.4)	(25.1)
Prepaid and other expenses	3.0	18.7	(17.9)	3.1
Accounts payable	11.7	(18.9)	9.6	(27.6)
Accrued interest	78.7	68.7	4.4	(1.1)
Accrued taxes	17.5	(12.1)	12.6	5.4
Other current liabilities	1.5	11.2	(12.4)	(1.3)
Other liabilities	(1.8)	(3.4)	(15.0)	(13.0)
Other, net	2.3	9.2	9.3	12.7

Net cash provided from operations	379.4	350.6	1,120.8	1,080.4

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(91.3)	(98.0)	(298.1)	(317.5)
Acquisition of D&E, net of cash acquired	(56.6)	—	(56.6)	—
Acquisition of Lexcom, net of cash acquired	(138.7)	—	(138.7)	—
Disposition of wireless business	—	56.7	—	56.7
Disposition of acquired assets held for sale	—	0.5	—	17.8
Other, net	0.3	(1.7)	0.6	9.9

Net cash used in investing activities	(286.3)	(42.5)	(492.8)	(233.1)

Cash Flows from Financing Activities:
Dividends paid on common shares	(108.8)	(109.9)	(437.4)	(445.2)
Stock repurchase	(77.8)	—	(121.3)	(200.3)
Repayment of debt	(195.9)	(13.6)	(356.6)	(354.3)
Proceeds of debt issuance, net of discount	1,083.6	—	1,083.6	380.0
Debt issuance costs	(33.8)	—	(33.8)	—
Other, net	12.5	0.4	3.8	(2.9)

Net cash provided from (used in) financing activities	679.8	(123.1)	138.3	(622.7)

Increase in cash and cash equivalents	772.9	185.0	766.3	224.6

Cash and Cash Equivalents:
Beginning of period	290.0	111.6	296.6	72.0

End of period	$1,062.9	$296.6	$1,062.9	$296.6

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WINDSTREAM CORPORATION

UNAUDITED RECONCILIATION OF REVENUES AND SALES AND OPERATING INCOME UNDER GAAP TO PRO FORMA (A)

REVENUES AND SALES AND PRO FORMA ADJUSTED OIBDA FROM CURRENT BUSINESSES (NON-GAAP)-Page 5

(In millions)

			THREE MONTHS ENDED		TWELVE MONTHS ENDED
			December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Revenues and sales under GAAP			$754.4	$777.5	$2,996.6	$3,171.5

Pro forma adjustments:
D&E revenues and sales prior to acquisition	(B	)	16.1	37.5	123.3	149.5
Lexcom revenues and sales prior to acquisition	(B	)	7.3	10.9	39.9	44.4
Out of territory product distribution revenue and sales	(C	)	—	(17.9)	(38.5)	(76.2)

Pro forma revenues and sales from current businesses			$777.8	$808.0	$3,121.3	$3,289.2

Operating income from continuing operations under GAAP			$234.5	$276.6	$956.9	$1,132.4

Pro forma adjustments:
D&E operating income, excluding merger and integration costs prior to acquisition	(B	)	4.0	(9.5)	23.2	(10.9)
D&E intangible asset impairment	(D	)	—	19.6	5.5	45.8
D&E intangible asset amortization	(E	)	(0.6)	(1.0)	(3.5)	(3.9)
Lexcom operating income, excluding merger and integration costs prior to acquisition	(B	)	2.6	3.8	13.7	15.6
Lexcom intangible asset amortization	(E	)	(0.3)	(0.4)	(1.5)	(1.7)
Operating income adjustment for the disposition of Windstream Supply LLC	(C	)	—	(0.9)	(0.9)	(3.7)
Merger and integration costs	(F	)	19.9	—	22.3	6.2
Impairment loss on assets held for sale	(G	)	—	—	—	6.5

Pro forma operating income			260.1	288.2	1,015.7	1,186.3

Depreciation and amortization	(H	)	138.7	124.0	537.8	492.7
Depreciation and amortization of D&E prior to acquisition	(I	)	3.4	8.0	28.4	33.3
Depreciation and amortization of Lexcom prior to acquisition	(I	)	1.9	2.2	9.4	10.0

Pro forma OIBDA			404.1	422.4	1,591.3	1,722.3

Other adjustments:
Pension expense	(H	)	23.7	(0.4)	91.8	(0.9)
Pension expense of D&E prior to acquisition	(D	)	0.1	0.6	0.1	2.7
Restructuring charges	(H	)	1.8	6.4	9.1	8.5
Restricted stock expense	(H	)	3.1	4.6	17.4	18.1
Restricted stock expense of D&E prior to acquisition	(D	)	0.5	0.1	1.0	0.5

Pro forma adjusted OIBDA			$433.3	$433.7	$1,710.7	$1,751.2

Capital expenditures under GAAP			$91.3	$98.0	$298.1	$317.5

Pro forma adjustments:
D&E capital expenditures prior to acquisition	(D	)	1.0	4.9	17.1	22.7
Lexcom capital expenditures prior to acquisition	(D	)	0.4	1.5	3.0	6.1

Pro forma capital expenditures			$92.7	$104.4	$318.2	$346.3

NOTES TO UNAUDITED RECONCILIATIONS OF REVENUES AND SALES AND OPERATING INCOME UNDER GAAP TO PRO FORMA REVENUES AND SALES AND PRO FORMA ADJUSTED OIBDA FROM CURRENT BUSINESSES

Windstream Corporation has entered into various transactions that may cause results reported under Generally Accepted Accounting Principles in the United States (“GAAP”) to be not necessarily indicative of future results.

Pending Acquisition:

•

On November 23, 2009, the Company entered into a merger agreement with Iowa Telecommunications Services, Inc. (“Iowa Telecom”). Under the terms of the agreement, Iowa shareholders will receive 0.804 shares of Windstream common stock and $7.90 in cash per each share of outstanding Iowa Telecom stock. The merger is expected to close in mid-2010 subject to certain conditions including necessary approvals from federal and state regulators and Iowa Telecom shareholders.

Completed Acquisitions:

•

On February 8, 2010, Windstream completed the acquisition of NuVox, Inc. (“NuVox”). The NuVox acquisition added approximately 90,000 business customers in complementary markets in 16 states across the southeast and midwest.

•

On December 1, 2009, Windstream completed the acquisition of Lexcom, Inc. (“Lexcom”). The Lexcom acquisition added approximately 22,000 access lines, 9,000 high-speed Internet customers and 12,000 digital television customers in North Carolina.

•

On November 10, 2009, Windstream completed the acquisition of D&E Communication, Inc. (“D&E”). The D&E acquisition added approximately 145,000 access lines, 45,000 high-speed Internet customers and 9,000 digital television customers in central Pennsylvania.

Dispositions:

•

On August 21, 2009, Windstream completed the sale of its out of territory product distribution operations to Walker and Associates of North Carolina, Inc. (“Walker”) for approximately $5.3 million in total consideration. These operations were not central to the Company’s strategic goals in its core communications business.

•

On November 21, 2008, the Company completed the sale of the wireless business acquired from CT Communications, Inc. (“CTC”). The completion of this transaction resulted in the divestiture of approximately 52,000 wireless customers, spectrum licenses and cell sites covering a four-county area in North Carolina with a population of 450,000, and six retail locations. Accordingly, we reported the operating results of the wireless business as discontinued operations.

Other:

•

In the third quarter of 2008, the Company recognized a non-cash impairment charge of $6.5 million to reduce the carrying value of certain wireless spectrum licenses acquired from CTC to their fair market value. These licenses, which were designated as held for sale, were reduced to a nominal amount due to the impairment resulting from general market conditions and limited interest in this bandwidth of spectrum.

As disclosed in the Windstream Form 8-K filed on February 18, 2010, the Company has presented in this earnings release unaudited pro forma results from current businesses, which includes results from D&E and Lexcom for periods prior to the acquisitions and excludes (1) results from the out of territory product distribution operations prior to the disposition, (2) all merger and integration costs resulting from the completed and pending transactions discussed above and (3) the $6.5 million non-cash impairment charge for acquired assets held for sale. In addition to pro forma adjustments, the Company has made adjustments to exclude the impact of restructuring charges, pension and restricted stock expense.

Windstream’s purpose for including the results of acquired businesses and for excluding non-recurring items, the results of disposed operations, restructuring charges, pension and restricted stock expense is to improve the comparability of results of operations for the three and twelve month periods ended December 31, 2009, to the results of operations for the same period of 2008 in order to focus on the true earnings capacity associated with providing telecommunication services. Additionally, management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of the businesses. The Company uses pro forma results from current businesses, including pro forma revenues and sales, pro forma OIBDA and pro forma adjusted OIBDA as key measures of its operational performance. Windstream management, including the chief operating decision-maker, consistently use these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

(A)	Pro forma results from current businesses adjusts results of operations under GAAP to include the acquisitions of D&E and Lexcom, and to exclude the results of the disposed out of territory product distribution operations, the split off of the directory publishing business, all merger and integration costs related to strategic transactions and the impairment charge recognized on assets held for sale.
(B)	To reflect the pre-acquisition operating results of D&E and Lexcom, adjusted to exclude merger and integration costs.
(C)	To reflect the Company’s disposition of the out of territory product distribution operations.
(D)	Represents applicable item as reported under GAAP by D&E and Lexcom, respectively, prior to the acquisitions.
(E)	To reflect intangible asset amortization prior to the acquisitions of D&E and Lexcom, respectively.
(F)	In 2009, the Company incurred consulting fees associated with the completed acquisitions of NuVox, D&E and Lexcom, and the pending acquisition of Iowa Telecom. In 2008, the Company incurred system conversion costs relative to the acquisition of CTC.
(G)	To reflect the non-cash impairment loss on assets held for sale.
(H)	Represents applicable expense as reported under GAAP.
(I)	Represents depreciation and amortization of D&E and Lexcom, respectively, as adjusted in note (E).

WINDSTREAM CORPORATION

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Windstream financial guidance for 2010:	2009 Results (unaudited)	2010 Guidance Range			Percent Change
(Dollars in millions)
Pro forma revenues and sales from current businesses	$3,121
NuVox revenues and sales	565

Total revenue and sales	$3,686	$3,540	-	$3,685	-4%	0%

Pro forma OIBDA from current businesses	$1,591
NuVox pro forma OIBDA	114

Total pro forma OIBDA	$1,705	$1,693	-	$1,768	-1%	4%

Pension expense	92	63		63
Restructuring expense	9	—		—
Restricted stock expense	18	14		14
NuVox stock based compensation expense	2	—		—

Pro forma adjusted OIBDA	$1,826	$1,770	-	$1,845	-3%	1%

Capital expenditures from current businesses	$318
Capital expenditures from NuVox	68

Total capital expenditures	$386	$360	-	$390

Expected Dividend Payout Ratio (Dollars in millions)		2010 Guidance Range
Pro forma adjusted OIBDA		$1,770		$1,845

Subtract:
Expected capital expenditures		390	-	360
Expected cash paid for interest expense		495	-	495
Expected cash taxes		195	-	225

Expected free cash flow		$690	-	$765
Expected dividends paid on common shares		$451	-	$451

Expected dividend payout ratio		65%	-	59%

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